Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215831, 333-207830, 333-190404, 333-188868, 333-183268, 333-177705, 333-170325, 333-162715, 333-152814, 333-146076, 333-140623, 333-131412, 333-127672, 333-120364, 333-107218, 333-97091, 333-221241) of Plantronics, Inc. of our report dated February 29, 2016 relating to the financial statements of Polycom, Inc., which appears in this Current Report on Form 8-K.
/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
August 31, 2018